EXHIBIT 10.1

                                 AMENDMENT #1 TO
   THE SOUTH FINANCIAL GROUP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

This Amendment #1 (this "Amendment") to The South Financial Group Amended and Restated Employee Stock Purchase Plan (the "Plan") is made by The South Financial Group, Inc., to be effective as of the date hereof, subject to receipt of any necessary shareholder approval. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

         Paragraph X B. shall be amended to read as follows: The Plan shall terminate upon the earlier of (i) May 1, 2014 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to the Plan.

Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

IN WITNESS WHEREOF, this Amendment is entered into as of February 18, 2004.

                               The South Financial Group, Inc.

                               By:        /s/ William S. Hummers III
                               Name:      William S. Hummers, III
                               Title:     Executive Vice President